UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       May 23, 2006

HILTON HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	I-3427	36-2058176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9336 Civic Center Drive, Beverly Hills, CA		90210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 278-4321

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 23, 2006, the Compensation Committee of the Company’s Board of Directors established the 2006 performance goal for the eligibility of Ian R. Carter for a bonus award under the Company’s Annual Incentive Plan (the “Incentive Plan”).  Mr. Carter has served as Executive Vice President of the Company and Chief Executive Officer of Hilton International Co., a wholly owned subsidiary of the Company, since March 2006.  The 2006 performance goal is the achievement by the Company of at least 85% of budgeted earnings on a consolidated basis before interest, taxes, depreciation and amortization (“EBITDA”) for the period from April 1, 2006 until December 31, 2006 (the “Performance Period”).  The Compensation Committee also established the total amount of the bonus pool available to Mr. Carter as .075% of EBITDA reported by the Company for the Performance Period.  Under the Incentive Plan, Mr. Carter can earn the bonus pool amount if the Compensation Committee certifies that the performance goal was met for the Performance Period.  Under the terms of Mr. Carter’s employment agreement, dated March 10, 2006, Mr. Carter is eligible to receive an annual bonus for 2006 in a target amount equal to at least 60% but not more than 90% of his annual base salary.  Mr. Carter’s employment agreement was described in and filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 14, 2006.

ITEM 5.02            DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)           Retirement of Director

On May 24, 2006, Sam D. Young retired from the Board of Directors of Hilton Hotels Corporation pursuant to the Company’s director retirement policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 25, 2006

HILTON HOTELS CORPORATION

By:	/s/ Madeleine A. Kleiner
Madeleine A. Kleiner
Executive Vice President and General Counsel